Exhibit 99.1

NEWS RELEASE



June 12, 2003

                     FLEXIBLE SOLUTIONS INTERNATIONAL INC.
                    2614 Queenswood DriveVictoria BC V8N 1X5
                       Email: info@flexiblesolutions.com
                           www.flexiblesolutions.com


AMEX "FSI" FRANKFURT "FXT"


     FLEXIBLE SOLUTIONS COMPLETES ACQUISITION OF 20% STAKE IN TATKO BIOTECH

    NEW PRODUCT EXPECTED TO OPEN UP SIGNIFICANT NEW MARKET FOR BOTH COMPANIES

YORKVILLE,  ILL., JUNE 12, 2003 - FLEXIBLE SOLUTIONS INTERNATIONAL,  INC. (AMEX:
FSI, FRANKFURT: FXT), today announced that it has completed the acquisition of a 20% stake in privately held Tatko Biotechnology Inc.

Under terms of the previously announced agreement, Flexible Solutions International issued 100,000 shares of restricted common stock to Tatko in return for an option to buy 20% of the Peoria-based biotech company any time until June 1, 2008, upon payment of a nominal fee of $1. FSI also received exclusive rights to sell products comprised of its Water$avr evaporation control powder and Tatko's patented azo-spirillium crop enhancement products. The exclusive rights cover the worldwide rice growing market in perpetuity.

"The combination of complementary and patented technologies of FSI and Tatko is expected to create a significant opportunity and open up new markets for both companies," stated Daniel B. O'Brien, Chief Executive Officer of Flexible Solutions International. "We are targeting the worldwide 450-million-acre flood irrigation marketplace where an annual $20 per acre investment in our new product that currently is under development could yield $70 per acre in extra crop value."

Water$avr, the flagship product of Flexible Solutions, is not only an effective method of reducing fresh water loss due to evaporation from reservoirs, lakes and irrigated cropland, but it is also a spreading mechanism that can deliver valuable nutrients developed by Tatko to flooded soil. By introducing these nutrients and enhancing nitrogen content at the source of field flood water, even and cost-effective crop fertilization is provided through the self spreading ability of Water$avr, Mr. O'Brien stated.

TATKO'S AZO-SPIRILLIUM PRODUCT IS AN ORGANIC, NATURALLY OCCURRING MICRO-ORGANISM THAT PROVIDES UP TO 40% YIELD INCREASES COMPARED TO UNTREATED CROPS WHEN EVENLY SPREAD IN THE CORRECT CONCENTRATIONS. "OUR COMPANIES, WORKING TOGETHER OVER THE NEXT YEAR, PLAN TO COMMERCIALIZE A MIXTURE OF WATER$AVR AND AZO-SPIRILLIUM FOR THE FLOOD IRRIGATED RICE MARKET," MR. O'BRIEN SAID. "THE COMBINED PRODUCT IS EXPECTED TO RETAIN ALMOST ALL OF ITS EVAPORATION REDUCTION ABILITIES, ENABLING RICE PRODUCTION WITH UP TO 30% LESS WATER CONSUMPTION."

ABOUT FLEXIBLE SOLUTIONS INTERNATIONAL

Flexible Solutions International, Inc. (www.flexiblesolutions.com), based in Victoria, British Columbia, is the developer and manufacturer of Water$avr, the world's first commercially viable water evaporation retardant. It's Water$avr division is based in Yorkville, Ill. FSI is an environmental technology company specializing in energy and water conservation products for drinking water, agriculture, industrial markets and swimming pools throughout the world.

Water$avr reduces evaporation by up to 30% on reservoirs, lakes, aqueducts, irrigation canals, ponds and slow moving rivers. Water$avr, which is patented, has been certified by the United Nations, the National Sanitation Foundation
(NSF) and meets the drinking water standards of the American National Standard Institute (ANSI). Heat$avr, a "liquid blanket" evaporation retardant for the commercial swimming pool and spa markets, also reduces humidity and lowers water heating costs, resulting in energy savings of 15% to 40%. The Company's Tropical Fish(TM) product targets the residential swimming pool market.

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain information on the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties.
These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

Contacts:
THE WALL STREET GROUP, INC         Flexible Solutions
32 East 57th Street                David Katzov/ Grant Moonie
New York, New York                                               +1 250 477 9821
10022                                                            Jens Biertumpel
+1 212 888-4848                                                  +1 604 682 1799


Karen Boudewyn
Flexible Solutions International Inc.
tel: 250.477.9969